                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K/A

                                Amendment No. 1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):  February 29, 1996

                          CENTRAL BANCORPORATION, INC.
- --------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)




TEXAS                              0-15732                            75-1653291
- --------------------------------------------------------------------------------
(state or other                 (Commission                        (IRS Employer
jurisdiction of                 File Number)                      Identification
incorporation)                                                           Number)

                   777 WEST ROSEDALE, FORT WORTH, TEXAS 76104
- --------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (817) 347-8800


                                 Not applicable
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired
- ----------------------------------------------


               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
              DECEMBER 31, 1995 (UNAUDITED) AND DECEMBER 31, 1994


Assets                                        1995         1994
- ------                                    ------------  -----------

Cash and cash equivalents                 $  7,545,571    8,833,695
Held-to-maturity investment securities       7,551,678    8,066,623
Federal Home Loan Bank Stock                 1,088,200    1,020,600
Loans receivable, net                      127,229,134  123,831,582
Premises and equipment, net                  4,333,067    4,549,869
Accrued interest receivable                  1,150,918      901,719
Real estate owned, net                       1,140,498      956,301
Federal income taxes receivable                 74,332       77,132
Other assets                                   469,477      391,637
                                          ------------  -----------
                                          $150,582,875  148,629,158
                                          ============  ===========

Liabilities and Stockholders' Equity
- ------------------------------------

Deposits                                   135,984,688  130,214,615
Advances from Federal Home Loan Bank         1,125,000    7,500,000
Advances from borrowers for taxes and
   and insurance                               314,298      126,815
Deferred Federal income taxes                  267,464       38,264
Other liabilities                            1,335,569      938,236
                                          ------------  -----------
      Total liabilities                    139,027,019  138,817,930
                                          ------------  -----------

Stockholders' equity:
  Common stock, $8.00 par value,
    343,680 shares issued and
    outstanding                              2,749,440    2,749,440
  Additional paid-in capital                   850,345      850,345
  Retained earnings                          7,956,071    6,211,443
                                          ------------  -----------
      Total stockholders' equity            11,555,856    9,811,228
                                          ------------  -----------
                                          $150,582,875  148,629,158
                                          ============  ===========


               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
           FOR THE YEARS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1994



                                               1995         1994
                                            -----------  ----------
Interest income:
  Loans                                     $10,952,713   8,853,800
  Loan fees                                   1,063,772   1,369,338
  Investment securities                         544,022     431,244
  Other                                         323,934     285,736
                                            -----------  ----------
    Total interest income                    12,884,441  10,940,118
                                            -----------  ----------
Interest expense:
  Deposits                                    6,331,056   4,815,586
  Borrowings                                    252,843     228,841
                                            -----------  ----------
    Total interest expense                    6,583,899   5,044,427
                                            -----------  ----------
      Net interest income                     6,300,542   5,895,691
  Provision for loan losses                     142,610     133,525
                                            -----------  ----------
    Net interest income after provision
     for loan losses                          6,157,932   5,762,166
                                            -----------  ----------

Noninterest income:
  Gain on sales of real estate                  175,645     146,450
  Gain on sales of loans                         70,310      48,879
  Rent                                          322,399     255,289
  Service charges and other                     924,928     773,389
                                            -----------  ----------
    Total noninterest income                  1,493,282   1,224,007
                                            -----------  ----------

Noninterest expenses:
  Salaries                                    2,214,009   2,343,403
  Insurance                                     489,189     503,863
  Data processing services                      202,754     193,680
  Check processing charges                      239,090     200,384
  Depreciation and amortization                 307,003     299,557
  Payroll and other taxes                       183,086     199,958
  Advertising and public relations              112,670     219,035
  Legal                                          56,789     135,749
  Occupancy                                     403,483     400,661
  Audit and examination fees                     79,731      80,078
  Provision for losses and expenses on
   real estate owned                             81,993      76,967
  Other operating expenses                      520,789     465,765
                                            -----------  ----------
    Total noninterest expenses                4,890,586   5,119,100
                                            -----------  ----------

      Income before Federal income taxes      2,760,628   1,867,073
Provision for income taxes                    1,016,000     663,250
                                            -----------  ----------
    Net income                              $ 1,744,628   1,203,823
                                            ===========  ==========


               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
           FOR THE YEARS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1994


                                          Additional
                        Capital Stock      Paid-in     Retained
                     -------------------
                     Shares     Amount     Capital     Earnings      Total
                     -------  ----------  ----------  ----------  -----------

December 31, 1993    343,680  $2,749,440    $850,345  $5,007,620  $ 8,607,405

Net income                                             1,203,823    1,203,823
                     -------  ---------     --------  ----------  -----------

December 31, 1994    343,680  $2,749,440    $850,345  $6,211,443  $ 9,811,228

Net income                                             1,744,628    1,744,628
                     -------  ----------    --------  ----------  -----------

December 31, 1995    343,680  $2,749,440    $850,345  $7,956,071  $11,555,856
                     =======  ==========    ========  ==========  ===========


               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1994


                                                          1995           1994
                                                      -------------  ------------

Cash flows from operating activities:
 Net income                                           $  1,744,628     1,203,823
 Adjustments to reconcile net income to
   net cash provided by operating activities:
     Provision for losses                                  178,701       154,759
     Gain on sale of loans                                 (70,310)      (48,879)
     Stock dividends received on Federal Home
      Loan Bank stock                                      (67,600)      (46,100)
     Gain on sales of real estate                         (175,645)     (146,450)
     Depreciation and amortization                         307,003       299,557
     Deferred federal income taxes                         229,200       154,585
     Changes in operating assets and liabilities:
      Increase in accrued interest receivable             (249,199)     (260,708)
      Increase in other assets                             (87,659)     (115,116)
      Increase in other liabilities                        397,333       271,282
      Decrease/(increase) in Federal income
       taxes receivable                                      2,800       (77,132)
                                                      ------------   -----------
        Net cash provided by
         operating activities                            2,209,252     1,389,621
                                                      ------------   -----------

Cash flows from investing activities:
 Purchases of held-to-maturity investment
  securities                                            (3,500,000)   (1,747,274)
 Proceeds from maturities and principal reductions
  of held-to-maturity investment securities              4,014,945     3,820,957
 Net increase in loans receivable                      (15,136,572)  (31,457,143)
 Proceeds from sales of loans receivable                10,674,142     9,900,634
 Purchases of Federal Home Loan Bank stock                       -      (109,500)
 Additions to real estate owned                           (276,847)      (13,652)
 Proceeds from sales of real estate owned                1,224,782     1,048,892
 Proceeds from sales of investments in
  real estate                                                    -       467,311
 Purchases of premises and equipment                       (80,382)     (196,013)
                                                      ------------   -----------
        Net cash used in investing activities           (3,079,932)  (18,285,788)
                                                      ------------   -----------

                                                                     (Continued)

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED DECEMBER 31, 1995 (UNAUDITED) AND 1994


                                                          1995         1994
                                                      ------------  -----------

Cash flows from financing activities:
    Net increase in deposits                            5,770,073   13,623,596
    Net increase in advances from Federal
      Home Loan Bank with original maturity
      of less than three months                        (7,500,000)   7,500,000
    Advances from Federal Home Loan Bank                1,125,000            -
    Payoff of advances from Federal Home Loan Bank              -   (5,000,000)
    Net decrease in advances from borrowers for
      taxes and insurance                                 187,483      (93,054)
                                                      -----------   ----------

        Net cash provided by (used in)
          financing activities                           (417,444)  16,030,542
                                                      -----------   ----------

Net decrease in cash and cash equivalents              (1,288,124)    (865,625)

Cash and cash equivalents at beginning of year          8,833,695    9,699,320
                                                      -----------   ----------

Cash and cash equivalents at end of year              $ 7,545,571    8,833,695
                                                      ===========   ==========


Supplemental Cash Flow Information:
- ----------------------------------


Cash paid for interest                                $ 6,587,025    5,025,360

Cash paid for Federal income taxes                    $   668,600      540,000

Loans transferred to real estate owned                $   992,578    1,249,342


               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



(1)  Principles of Reporting and Consolidation
     -----------------------------------------

     The accounting and reporting policies of First American Savings Bank, S.S.B. and subsidiary conform to generally accepted accounting principles and to general practices in the banking industry. The subsidiary is included in the consolidated financial statements, and all significant intercompany accounts and transactions are eliminated in consolidation.

     The consolidated financial information reflects all adjustments, consisting of only normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the results of the interim periods.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY

                                 BEDFORD, TEXAS
                                    ________



             REPORT ON AUDITS OF CONSOLIDATED FINANCIAL STATEMENTS

                 for the years ended December 31, 1994 and 1993

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------





The Board of Directors and Stockholders
First American Savings Bank, S.S.B.
Bedford, Texas


We have audited the accompanying consolidated statements of financial condition of First American Savings Bank, S.S.B. and Subsidiary (the "Bank") as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First American Savings Bank, S.S.B. and Subsidiary as of December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The Bank changed its method of accounting for certain investments in debt and equity securities on January 1, 1994, and its method of accounting for income taxes on January 1, 1993.

/s/ Coopers & Lybrand LLP

Fort Worth, Texas
March 3, 1995

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           December 31, 1994 and 1993
                                    ________

                                     ASSETS

                                              1994          1993
                                          ------------  ------------

Cash and cash equivalents                 $  8,833,695  $  9,699,320
Held-to-maturity investment securities       8,066,623
Investment securities                                     10,140,306
Loans receivable, net                      123,831,582   103,609,061
Accrued interest receivable                    901,719       641,011
Federal Home Loan Bank stock, at cost        1,020,600       865,000
Real estate owned, net                         956,301       722,035
Investment in real estate                                    362,259
Office properties and equipment, net         4,549,869     4,628,272
Current federal income tax receivable           77,132
Deferred federal income taxes                                116,321
Prepaid expenses and other assets              391,637       301,662
                                          ------------  ------------

      Total assets                        $148,629,158  $131,085,247
                                          ============  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                  $130,214,615  $116,591,019
Advances from Federal Home Loan Bank         7,500,000     5,000,000
Advances from borrowers for taxes
and insurance                                  126,815       219,869
Deferred federal income taxes                   38,264
Accounts payable and accrued expenses          938,236       666,954
                                          ------------  ------------

   Total liabilities                       138,817,930   122,477,842
                                          ------------  ------------

Commitments (Notes 9 and 14)

Stockholders' equity:
 Capital stock - $8 par; 1,000,000
   shares authorized, 343,680
   shares issued and outstanding             2,749,440     2,749,440
 Additional paid-in capital                    850,345       850,345
 Retained earnings                           6,211,443     5,007,620
                                          ------------  ------------

   Total stockholders' equity                9,811,228     8,607,405
                                          ------------  ------------

      Total liabilities and
        stockholders' equity              $148,629,158  $131,085,247
                                          ============  ============


                  The accompanying notes are an integral part
                   of the consolidated financial statements.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                 for the years ended December 31, 1994 and 1993

                                                    1994          1993
                                                 -----------  -----------
Interest income:
 Loans                                           $ 8,853,800  $ 7,716,151
 Loan fees                                         1,369,338    1,738,126
 Investment securities                               431,244      739,599
 Other                                               285,736      255,291
                                                 -----------  -----------

  Total interest income                           10,940,118   10,449,167
                                                 -----------  -----------

Interest expense:
 Deposits                                          4,815,586    4,334,799
 Borrowings                                          228,841      280,937
                                                 -----------  -----------

  Total interest expense                           5,044,427    4,615,736
                                                 -----------  -----------

Net interest income before provision
  for loan losses                                  5,895,691    5,833,431

Provision for loan losses                            133,525       73,373
                                                 -----------  -----------

  Net interest income after provision
    for loan losses                                5,762,166    5,760,058
                                                 -----------  -----------

Noninterest income:
 Gain on sales of real estate                        146,450      313,465
 Gain on sales of loans                               48,879      285,588
 Rent                                                255,289      300,624
 Service charges and other                           773,389      514,489
                                                 -----------  -----------

  Total noninterest income                         1,224,007    1,414,166
                                                 -----------  -----------

Noninterest expenses:
 Salaries                                          2,343,403    2,323,299
 Insurance                                           503,863      524,464
 Data processing services                            193,680      181,761
 Check processing charges                            200,384      169,426
 Depreciation and amortization                       299,557      207,777
 Payroll and other taxes                             199,958      192,897
 Advertising and public relations                    219,035      269,412
 Legal                                               135,749       94,315
 Occupancy                                           400,661      382,017
 Audit and examination fees                           80,078       83,960
 Provision for losses and expenses
   on real estate owned                               76,967      130,310
 Other                                               465,765      508,255
                                                 -----------  -----------

  Total noninterest expenses                       5,119,100    5,067,893
                                                 -----------  -----------

Income before income taxes                         1,867,073    2,106,331
                                                 -----------  -----------

Income tax expense (benefit):
 Current                                             508,665      732,629
 Deferred                                            154,585      (10,467)
                                                 -----------  -----------

                                                     663,250      722,162
                                                 -----------  -----------

  Net income                                     $ 1,203,823  $ 1,384,169
                                                 ===========  ===========

                  The accompanying notes are an integral part
                   of the consolidated financial statements.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 for the years ended December 31, 1994 and 1993
                                    ________


                        Capital Stock        Additional
                     -------------------      Paid-in     Retained
                     Shares     Amount        Capital     Earnings     Total
                     ------     ------        -------     --------     -----

December 31, 1992    343,680  $2,749,440     $850,345    $3,623,451  $7,223,236

Net income                                                1,384,169   1,384,169
                     -------  ----------     --------    ----------  ----------

December 31, 1993    343,680   2,749,440      850,345     5,007,620   8,607,405

Net income                                                1,203,823   1,203,823
                     -------  ----------     --------    ----------  ----------

December 31, 1994    343,680  $2,749,440     $850,345    $6,211,443  $9,811,228
                     =======  ==========     ========    ==========  ==========


                  The accompanying notes are an integral part
                   of the consolidated financial statements.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 for the years ended December 31, 1994 and 1993
                                    ________

                                                     1994           1993
                                                 -------------  -------------

Cash flows from operating activities:
 Net income                                      $  1,203,823   $  1,384,169
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Provision for losses                               154,759        123,785
   Gain on sale of loans                              (48,879)      (285,588)
   Stock dividends received on Federal Home
    Loan Bank stock                                   (46,100)       (30,000)
   Gain on sales of real estate                      (146,450)      (313,465)
   Provision for depreciation and amortization        299,557        207,777
   Deferred federal income taxes                      154,585        (10,467)
   Net increase in accrued interest receivable       (260,708)       (79,265)
   Net decrease in federal income taxes payable                      (74,585)
   Net (increase) decrease in prepaid expenses
    and other assets                                 (115,116)        77,144
   Net increase in accounts payable and accrued
    expenses                                          271,282        390,344
   Net increase in federal income taxes
     receivable                                       (77,132)
                                                 ------------   ------------

Net cash provided by operating activities           1,389,621      1,389,849
                                                 ------------   ------------


Cash flows from investing activities:
 Purchases of held-to-maturity investment
   securities                                      (1,747,274)
 Purchases of investment securities                               (6,445,987)
 Proceeds from sale of investment securities                       5,000,000
 Principal payments collected on
   held-to-maturity investment securities           3,820,957
 Principal payments collected on investment
   securities                                                      9,446,664
 Net increase in loans receivable                 (31,457,143)   (57,864,844)
 Proceeds from sale of loans receivable             9,900,634     39,275,257
 Purchases of Federal Home Loan Bank stock           (109,500)       (34,200)
 Additions to real estate owned                       (13,652)       (71,948)
 Proceeds from sale of real estate owned            1,048,892      2,057,069
 Proceeds from sale of investments in
   real estate                                        467,311        629,642
 Purchases of office properties
   and equipment                                     (196,013)    (1,245,638)
 Proceeds from sale of office properties
   and equipment                                                       5,100
                                                 ------------   ------------

Net cash used by investing activities             (18,285,788)    (9,248,885)
                                                 ------------   ------------


                                   Continued

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued
                 for the years ended December 31, 1994 and 1993
                                    ________


                                                        1994          1993
                                                    ------------  ------------

Cash flows from financing activities:
 Net increase in deposits                           $13,623,596   $11,973,938
 Net increase (decrease) in advances from
  Federal Home Loan Bank with original
  maturities of less than three months                7,500,000    (1,768,858)
 Payoff of advances from Federal Home Loan Bank      (5,000,000)
 Advances from Federal Home Loan Bank                               5,000,000
 Net decrease in advances from borrowers for
  taxes and insurance                                   (93,054)     (130,965)
                                                    -----------   -----------

Net cash provided by financing activities            16,030,542    15,074,115
                                                    -----------   -----------

(Decrease) increase in cash and cash equivalents       (865,625)    7,215,079

Cash and cash equivalents at beginning of year        9,699,320     2,484,241
                                                    -----------   -----------

Cash and cash equivalents at end of year            $ 8,833,695   $ 9,699,320
                                                    ===========   ===========

Supplemental disclosures of cash flow information:

 Cash paid during year for:
  Interest                                          $ 5,025,360   $ 4,628,230
  Federal income taxes                              $   540,000   $   745,000


Supplemental schedule of noncash investing and
 financing activities:
  Additions to real estate owned from foreclosure
   of loans receivable                              $ 1,249,342   $ 2,027,035


                  The accompanying notes are an integral part
                   of the consolidated financial statements.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    ________



1.  Form of Organization:
    --------------------

    Effective April 1, 1994, First American Savings Banc, a Savings Association, converted from a State Savings Association to a State Savings Bank, and as a result changed its name to First American Savings Bank, S.S.B.


2.  Summary of Significant Accounting Policies:
    ------------------------------------------

    Principles of Consolidation
    ---------------------------

    The financial statements include the accounts of First American Savings Bank, S.S.B. (the Bank) and its wholly-owned subsidiary, First American Family Financial Services, Inc. (the Subsidiary). The Subsidiary was incorporated in February 1994 and is primarily engaged in the sale of uninsured investments (e.g., mutual funds and annuities). All significant intercompany balances and transactions have been eliminated in consolidation.

    Cash and Cash Equivalents
    -------------------------

    Cash and cash equivalents include cash on hand, due from banks and money market accounts.

    Investment Securities
    ---------------------

    Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, which requires that investments in debt securities and marketable equity securities be designated as either trading, held-to-maturity or available-for-sale. Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and re-evaluates such determination at each balance sheet date. Under SFAS No. 115, trading securities are reported at fair value, with changes in fair value included in earnings. Available-for-sale securities are reported at fair value, with net unrealized gains and losses net of deferred taxes included in stockholders' equity. At December 31, 1994, the Bank had no investments classified as trading or available-for-sale securities. Held-to-maturity investment securities are reported at amortized cost. For each category of investment securities, unrealized losses that are other than temporary are recognized in earnings.

    The amortized cost of investment securities classified as held-to-maturity is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities, over the estimated life of the security using a method which approximates the interest method. Such amortization and interest are included in interest income. Realized gains and losses are included in other income or expense in the accompanying statements of income. The cost of securities sold is based on the specific identification method.

    At December 31 1993, investment securities were stated at amortized cost.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________

2.  Summary of Significant Accounting Policies, continued:
    ------------------------------------------

    Loans Receivable
    ----------------

    Loans receivable are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan-origination fees.

    Interest on loans receivable is accrued as earned. The accrual of interest income on specific loans is discontinued when it is anticipated that interest may not be collected. It is the general policy of the Bank to discontinue the accrual of interest when principal or interest payments are delinquent 90 days or more, and to reverse from income any unpaid amounts previously accrued on these loans. Interest received on such loans is recorded as income when collected.

    Loans Held for Sale
    -------------------

    Mortgage loans originated or purchased and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income. At December 31, 1994 and 1993, the market value of loans held for sale exceed their carrying value.

    Allowance for Losses
    --------------------

    The allowance for loan losses is increased by charges to income and decreased by charge-offs of loan balances judged to be uncollectible (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

    Loan Origination Fees, Commitment Fees, and Related Costs
    ---------------------------------------------------------

    Loan origination fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using a method which approximates the interest method over the contractual life of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience. Commitment fees and costs relating to commitments, the likelihood of exercise of which is remote, are recognized over the commitment period on a straight-line basis. If the commitment is exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

    Loan Servicing
    --------------

    Fees received for servicing loans owned by others are based on a percentage of the outstanding principal balance of the loans serviced and are collected out of payments received from mortgagors. Late charges and other fees collected from mortgagors are credited to income when collected while loan servicing costs are charged to expense as incurred.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________

2.  Summary of Significant Accounting Policies, continued:
    ------------------------------------------

    Real Estate Owned
    -----------------

    Real estate acquired in settlement of loans is recorded at the balance of the loan or at estimated fair value, whichever is less, at the date acquired. Adjustments are made by a charge to operations to reflect declines, if any, in fair values less estimated selling costs below the recorded amounts (including the cost of capital improvements made to facilitate sale). Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its fair value. Costs of holding real estate acquired in settlement of loans are reflected in income currently. Gains on sales of such real estate are taken into income based on the buyer's initial and continuing investment in the property.

    Investment in Real Estate
    -------------------------

    Real estate held for investment is carried at the lower of cost or estimated net realizable value.

    Office Properties and Equipment
    -------------------------------

    Office properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets:

           Buildings                      25 - 31.5 years
           Building improvements           5 - 10 years
           Furniture and equipment         3 - 10 years

    Expenditures for repairs and maintenance are expensed as incurred, and renewals and betterments that extend the lives of assets are capitalized. Costs of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and the net amount, less proceeds from disposal, is charged or credited to income.

    Income Tax
    ----------

    The Bank records its provision for income taxes based on pretax income as reported for financial statement purposes. Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities. The Bank uses the liability method for computing deferred income taxes as required by SFAS 109.

    Reclassifications
    -----------------

    Certain prior year amounts have been reclassified for consistency in reporting. These reclassifications have no effect on net income or retained earnings as previously stated.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________

3.  Investment Securities:
    ---------------------

    As discussed in Note 2, on January 1, 1994, the Bank adopted the provisions of SFAS No. 115. There was no effect on net income or stockholders' equity as of January 1, 1994 from adopting SFAS No. 115 as all securities were classified as held-to-maturity.

    The carrying value and estimated fair value of investment securities at December 31, 1994 by type and contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                            December 31, 1994
                                    ------------------------------------------------------------------
                                                                Real Estate
                                                                  Mortgage
                                        U.S.        Mortgage-    Investment
                                     Government      Backed       Conduits       Other
                                     Securities    Securities     (REMICs)    Securities      Total
                                    -------------  -----------  ------------  -----------  -----------

     HELD-TO-MATURITY

     Principal balance                $2,000,000   $3,760,643    $1,640,223     $500,000   $7,900,866
     Unamortized premiums
         (discounts)                      (5,290)     177,980        (6,933)                  165,757
                                      ----------   ----------   -----------     --------   ----------

     Carrying value                    1,994,710    3,938,623     1,633,290      500,000    8,066,623
     Gross unrealized gains                               677
     Gross unrealized losses             (90,022)    (170,239)      (72,343)     (33,750)    (365,677)
                                      ----------   ----------   -----------   ----------   ----------

     Estimated fair value             $1,904,688   $3,769,061    $1,560,947     $466,250   $7,700,946
                                      ==========   ==========   ===========   ==========   ==========



                                                                      Estimated
                                                       Amortized         Fair
                                                          Cost          Value
                                                      -----------     ----------

     Contractual Maturities:

        Due after one year through five years          $3,080,892     $2,950,891
        Due after five years through ten years          3,352,442      3,189,110
        Due after ten years                             1,633,289      1,560,945
                                                       ----------     ----------

                                                       $8,066,623     $7,700,946
                                                       ==========     ==========

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________

3.  Investment Securities, continued:
    ---------------------

  The carrying value and estimated fair value of investment securities at December 31, 1993 are summarized as follows:


                                              December 31, 1993
                             ----------------------------------------------------
                                          Real Estate
                                            Mortgage
                              Mortgage-    Investment
                               Backed       Conduits       Other
                             Securities     (REMICs)    Securities      Total
                             -----------  ------------  -----------  ------------

  Principal balance          $5,191,414    $3,158,829   $1,500,000   $ 9,850,243
  Unamortized premiums
    (discounts)                 293,996         1,664       (5,597)      290,063
                             ----------    ----------   ----------   -----------

  Carrying value              5,485,410     3,160,493    1,494,403    10,140,306
  Gross unrealized gains          6,690         5,517        2,477        14,684
  Gross unrealized losses       (93,743)       (7,613)                  (101,356)
                             ----------    ----------   ----------   -----------

  Estimated fair value       $5,398,357    $3,158,397   $1,496,880   $10,053,634
                             ==========    ==========   ==========   ===========


4.  Loans Receivable:
    ----------------

  Loans receivable consist of the following at December 31:


                                                                     1994          1993
                                                                     ----          ----

Single family mortgage loans held for sale                       $    595,466  $  5,118,676
Single family mortgage loans held for investment                   80,283,122    65,843,368
Construction loans                                                 55,406,762    49,292,024
Nonresidential real estate loans                                    2,227,667     3,245,724
Loans collateralized by savings accounts                              492,679       741,884
Installment loans                                                   1,894,425       804,421
                                                                 ------------  ------------

                                                                  140,900,121   125,046,097

Less:  Allowance for loan losses                                      548,548       415,023
       Deferred loan fees                                             298,467       310,025
       Loans in process                                            16,221,524    20,711,988
                                                                 ------------  ------------

                                                                 $123,831,582  $103,609,061
                                                                 ============  ============

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________

4.  Loans Receivable, continued:
    ----------------

    Loans on which the accrual of interest had been discontinued amounted to approximately $434,000 and $1,495,000 at December 31, 1994 and 1993,
    respectively.

    Changes in the allowance for loan losses are as follows:



       Balance at December 31, 1992      $341,650
         Provisions charged to income      73,373
                                         --------

       Balance at December 31, 1993       415,023
         Provisions charged to income     133,525
                                         --------

       Balance at December 31, 1994      $548,548
                                         ========

5.  Real Estate Owned:
    -----------------

    Real estate owned consists of the following at December 31:


                                   1994      1993
                                 --------  --------

Residential real estate owned    $981,634  $827,063
Less valuation allowance           25,333   105,028
                                 --------  --------

                                 $956,301  $722,035
                                 ========  ========


  Changes in the valuation allowance on real estate owned are as follows:


       Balance at December 31, 1992        $  61,838
         Provisions charged to income         50,412
         Charge-offs, net of recoveries       (7,222)
                                           ---------

       Balance at December 31, 1993          105,028
         Provisions charged to income         21,234
         Charge-offs, net of recoveries     (100,929)
                                           ---------

       Balance at December 31, 1994        $  25,333
                                           =========

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________

6.  Loan Servicing:
    --------------

    Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of mortgage loans serviced for others were approximately $56,660,000 and $59,400,000 at December 31, 1994 and 1993, respectively.

7.   Office Properties and Equipment:
     -------------------------------

  A summary of office properties and equipment at December 31 is as follows:


                                                 1994        1993
                                              ----------  ----------

       Land                                   $1,697,120  $1,697,120
       Buildings                               2,333,279   2,326,061
       Building and leasehold improvements       454,959     367,706
       Furniture and equipment                   979,951     879,043
                                              ----------  ----------

                                               5,465,309   5,269,930
          Less accumulated depreciation          915,440     641,658
                                              ----------  ----------

                                              $4,549,869  $4,628,272
                                              ==========  ==========
 8. Deposits:
    ----------


    The weighted average nominal interest rate payable on deposits at December 31, 1994 and 1993 was 4.42% and 3.83%, respectively. A summary of deposits by type and rate at December 31 is as follows:

                                        Rate            1994         1993
                                   ---------------  ------------ ------------

  Noninterest-bearing accounts                      $  7,764,960 $  6,785,144
  Savings accounts                           2.50%     5,241,133    5,417,724
  NOW accounts                       0.84% - 4.00%    29,262,400   26,714,368
                                                    ------------ ------------

     Total transaction accounts                       42,268,493   38,917,236
                                                    ------------ ------------

  Certificate accounts:              2.50% - 3.49%     3,793,897   16,958,398
                                     3.50% - 4.49%    12,677,974   27,258,891
                                     4.50% - 5.49%    34,511,409    8,984,222
                                     5.50% - 6.49%    24,260,190   11,515,913
                                     6.50% - 7.49%    11,447,813   10,930,584
                                     7.50% - 8.49%     1,254,839    1,257,525
                                     8.50% and over                   768,250
                                                    ------------ ------------

    Total certificate accounts                        87,946,122   77,673,783
                                                    ------------ ------------

       Total deposits                               $130,214,615 $116,591,019


               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________


8.  Deposits, continued:
    --------

  The aggregate amount of deposit accounts with a minimum denomination of $100,000 was approximately $37,889,000 and $30,560,000 at December 31, 1994
  and 1993, respectively.

  At December 31, 1994, contractual maturities of certificate accounts are as follows:


Year Ending                                                          7.50% and
  December 31,              3.0%-4.49%   4.50%-5.99%   6.00%-7.49%      Over        Total
  ------------            ------------   -----------   -----------   ----------  -----------

    1995                  $15,182,980   $30,371,673   $ 2,590,000   $  398,404  $48,543,057
    1996                    1,107,741     6,511,699     6,095,569      856,435   14,571,445
    1997                      107,662     4,916,610    10,248,006                15,272,278
    1998                       73,488     5,435,052     2,031,770                 7,540,309
   Thereafter                             1,001,924     1,017,109                 2,019,033
                          -----------   -----------   -----------   ----------  -----------

                          $16,471,871   $48,236,958   $21,982,454   $1,254,839  $87,946,122
                          ===========   ===========   ===========   ==========  ===========


  Interest expense on deposits for the years ended December 31 is summarized as follows:


                                          1994                       1993
                                          ----                       ----
         Savings                       $  135,095                $   115,464
         NOW                              792,721                    637,870
         Certificates                   3,887,770                  3,581,465
                                       ----------                -----------

                                       $4,815,586                $ 4,334,799
                                       ===========               ===========


9.  Advances from Federal Home Loan Bank:
    ------------------------------------

    At December 31, 1994 and 1993, the Bank had advances outstanding from the Federal Home Loan Bank. The following schedule is a summary of the advances as of December 31, 1994 and 1993:


Interest Rate        Maturity         1994        1993
- -------------        --------         ----        ----

    6.85%         January 3, 1995  $7,500,000
    3.72%         April 22, 1994               $1,500,000
    3.83%         May 2, 1994                   1,500,000
    4.11%         June 1, 1994                  2,000,000
                                   ----------  ----------

                                   $7,500,000  $5,000,000
                                   ==========  ==========

    The advances are collateralized by single family permanent mortgage loans. The Bank had $15,000,000 of undisbursed advance commitments from Federal Home Loan Bank at December 31, 1993.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________

10.  Income Tax:
     ----------

  Income tax expense (benefit) for the years ended December 31 is summarized as follows:


                                         1994      1993
                                       --------  ---------
       Federal:
         Current                       $466,665  $666,489
         Deferred                       154,585   (10,467)
                                       --------  --------

                                        621,250   656,022
       State:
         Current                         42,000    66,140
                                       --------  --------

           Total income tax expense    $663,250  $722,162
                                       ========  ========


    The provision for federal income tax differs from that computed using the statutory tax rate of 34%. The reasons for those differences and the related tax effects are as follows:


                                                    1994      1993
                                                  --------  ---------

  Tax at statutory rate                           $634,805  $716,153
  Increase (decrease) in taxes resulting from:
    State franchise taxes                           27,720    43,652
    Other                                              725   (37,643)
                                                  --------  --------

                                                  $663,250  $722,162
                                                  ========  ========


               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________

10.  Income Tax, continued:
     ----------

  The components of the Bank's deferred tax assets and liabilities as of December 31, 1994 and 1993 are as follows:



                                              December   December
                                              31, 1994    31, 1993
                                             ---------   ---------

    Deferred tax assets:
      State taxes                            $  59,256   $  50,773
      Loan fees                                            105,409
      Book allowance for loan losses           186,410     156,303
      Other                                     36,317      33,401
                                             ---------   ---------

    Total deferred tax assets                  281,983     345,886
                                             ---------   ---------


    Deferred tax liabilities:
      Accrual to cash method change                         29,281
      Tax allowance for loan losses            235,361     193,217
      Loan fees                                 84,886
      Other                                                  7,067
                                             ---------   ---------

    Total deferred tax liabilities             320,247     229,565
                                             ---------   ---------

    Net deferred tax (liabilities) assets    $ (38,264)  $ 116,321
                                             =========   =========


    Retained earnings at December 31, 1994 include approximately $42,045 for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad-debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad-debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income-tax rate. The unrecorded deferred income-tax liability on the above amount was approximately $14,000 at December 31, 1994.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________

11.  Regulatory Capital Considerations:
     ---------------------------------

    The following table presents current regulatory capital requirements and the Bank's compliance therewith:


                                         Current       Bank Actual at
                                       Requirement   December 31, 1994
                                       ------------  ------------------

  Tier 1 capital to risk-weighted
    assets ratio                            4%            10.19%
  Total capital to risk-weighted
    assets ratio                            8%            10.76%
  Leverage capital ratio                    4%             6.67%


12.  Leasing Agreements as Lessor:
     ----------------------------

    The Bank leases a portion of its facilities to both affiliated and unaffiliated third parties for periods not exceeding five years.

    Future minimum lease payments receivable are as follows:


                  Year Ending
                 December 31,
                 ------------

                    1995            $250,302
                    1996             170,916
                    1997             102,302
                    1998              17,077
                                    --------

                    Total           $540,597
                                    ========


13. Related Party Transactions:
    --------------------------

    The Bank leases office space in its Bedford facility to a major stockholder for $3,035 per month under a 36 month lease, which will expire on December 31, 1996.


14. Financial Instruments With Off-Balance Sheet Risk and Concentration of
    ----------------------------------------------------------------------
    Credit Risk:
    -----------

    The Bank is a party to financial instruments with off-balance-sheet risk entered into in the normal course of business to meet the financing needs of its customers. These financial instruments include loan commitments. The instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the financial statements.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________

 14. Financial Instruments With Off-Balance Sheet Risk and Concentration of
     ----------------------------------------------------------------------
     Credit Risk, continued:
     -----------

    The Bank's exposure to credit loss in the event of nonperformance by counterparties to loan commitments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments. The total amounts of financial instruments with off-balance-sheet risk are as follows at December 31 :


                                             1994         1993
                                          -----------  -----------

    Unfunded mortgage loan commitments    $14,858,788  $19,302,952
    Construction loans in process          16,221,524   20,711,988
                                          -----------  -----------

       Total loan commitments             $31,080,312  $40,014,940
                                          ===========  ===========

    Standby letters of credit             $   230,415          -0-
                                          ===========  ===========


    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.

    Loans are made in accordance with formal written loan policies. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The Bank's lending is generally concentrated in the Northeast Tarrant County market. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation.

    The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank has a savings account and a deed of trust in the amount of $595,000 at December 31, 1994 as collateral supporting those letter of credit commitments for which collateral is deemed necessary.

    The Bank maintains deposits with other financial institutions in amounts which exceed FDIC insurance coverage. At December 31, 1994 and 1993, approximately $8,061,000 and $8,976,000, respectively, of such balances were uninsured.

    The accounting loss that would be suffered in the event of complete nonperformance of counterparties to investment securities is the full carrying value of such securities; however, the risk of loss is mitigated by the fact that loans underlying securities held by the Bank are guaranteed by various agencies of the U.S. Government.

               FIRST AMERICAN SAVINGS BANK, S.S.B. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                    ________

15.  Employee Benefit Plan:
     ---------------------

    Effective July 1, 1993, the Bank adopted the Financial Institutions Thrift Plan. Employees are eligible for membership in this 401(k) plan upon completion of twelve months of continuous employment (during which at least 1,000 hours have been completed) and attainment of age 21. The Bank is not required to match participant contributions. The Bank's contributions to the plan were $21,695 and $10,665 during 1994 and 1993, respectively.

(b)  Pro Forma Financial Information
- ------------------------------------

                 CENTRAL BANCORPORATION, INC. AND SUBSIDIARIES
                             PRO FORMA INFORMATION
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated balance sheet and pro forma condensed consolidated statement of operations as of and for the year ended December 31, 1995 give effect to the acquisition by Central Bancorporation, Inc. (the Company) of First American Savings Bank, S.S.B. (First American).

     The pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of the Company and First American, as if the acquisition had been effective December 31, 1995. The attached pro forma condensed consolidated statement of operations combines the historical consolidated statement of operations of the Company and First American as if the acquisition had been effective January 1, 1995.

     The pro forma information is based on the assumptions and adjustments described in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma information may not be indicative of the results that actually would have occurred if the acquisition had been effected on the dates indicated and should be read in conjunction with the historical consolidated financial statements and related notes of the Company. In addition, the pro forma information is not necessarily indicative of results which may be obtained in the future.

                 CENTRAL BANCORPORATION, INC. AND SUBSIDIARIES
                             PRO FORMA INFORMATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               December 31, 1995
                                 (in thousands)

ASSETS                                 Historical
                           Historical    First             Pro Forma
                            Company     American   Entry  Adjustments   Pro Forma
                           ----------  ----------  -----  ------------  ---------

Cash and due from banks      $ 51,855       7,546                   -      59,401

Investment securities
   available-for-sale         155,602           -                   -     155,602

Investment securities
   held-to-maturity           355,448       8,640      A          (71)    364,017

Loans, net                    326,474     127,229      B       (1,000)    452,703

Premises and equipment         22,282       4,333                   -      26,615

Other assets                   14,973       2,835    C,D       10,445      28,253
                             --------     -------              ------   ---------

                             $926,634     150,583               9,374   1,086,591
                             ========     =======              ======   =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                     $804,500     135,985                   -     940,485

Short-term borrowings          44,420           -      E        9,500      53,920

Other liabilities              10,385       3,042      F         (126)     13,301
                             --------     -------              ------   ---------

     Total liabilities        859,305     139,027               9,374   1,007,706
                             --------     -------              ------   ---------

Common stock                    6,542       2,750                   -       9,292

Additional paid-in
   capital                     16,578         850                   -      17,428

Retained earnings              44,574       7,956                   -      52,530

Unrealized loss on
   available-for-sale
   investment securities         (365)          -                   -        (365)
                             --------     -------              ------   ---------

     Total stockholders'
        equity                 67,329      11,556                  -       78,885
                             --------     -------              ------   ---------

                             $926,634     150,583               9,374   1,086,591
                             ========     =======              ======   =========


See accompanying notes to unaudited condensed financial statements

                 CENTRAL BANCORPORATION, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 1995
                                 (in thousands)

                                                    Historical
                                        Historical    First             Pro Forma
                                         Company     American   Entry  Adjustment   Pro Forma
                                        ----------  ----------  -----  -----------  ---------

Interest Income
   Interest and fees on loans              $27,624      12,017      G         160      39,801
   Interest on investment securities        30,981         544    H,I      (1,047)     30,478
   Other interest income                     1,185         324                  -       1,509
                                           -------      ------             ------   ---------
      Total interest income                 59,790      12,885               (887)     71,788
                                           -------      ------             ------   ---------

Interest expense
   Interest on deposits                     24,532       6,331                  -      30,863
   Interest on borrowings                    3,257         253      J         130       3,640
                                           -------      ------             ------   ---------
      Total interest expense                27,789       6,584                130      34,503
                                           -------      ------             ------   ---------

      Net interest income                   32,001       6,301             (1,017)     37,285
                                           -------      ------             ------   ---------

Provision for loan losses                      900         143                  -       1,043
                                           -------      ------             ------   ---------

      Net interest income after
       provision for loan losses            31,101       6,158             (1,017)     36,242
                                           -------      ------             ------   ---------

Other income
   Service charges and fees                  9,343         925      K        (238)     10,030
   Gain on sale of investment
    securities                                 133           -                  -         133
   Other income                                928         568                  -       1,496
                                           -------      ------             ------   ---------
      Total other income                    10,404       1,493               (238)     11,659
                                           -------      ------             ------   ---------

Other expenses
   Salaries and employee benefits           16,377       2,397      L        (828)     17,946
   Net occupancy expense                     2,826         403      M        (170)      3,059
   Equipment and data processing
    expense                                  3,242         442      N        (309)      3,375
   Communications expense                    1,358          91                  -       1,449
   Other operating expenses                  5,462       1,557    O,P         593       7,612
                                           -------      ------             ------   ---------
      Total other expenses                  29,265       4,890               (714)     33,441
                                           -------      ------             ------   ---------

      Income before income taxes            12,240       2,761               (541)     14,460
                                           -------      ------             ------   ---------

Provision for income taxes                   2,723       1,016      Q        (184)      3,555
                                           -------      ------             ------   ---------

      Net income                           $ 9,517       1,745               (357)     10,905
                                           =======      ======             ======   =========


See accompanying notes to unaudited condensed financial statements

                 CENTRAL BANCORPORATION, INC. AND SUBSIDIARIES
                             PRO FORMA INFORMATION
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 1  Acquisition
        -----------

At the close of business on February 29, 1996, Central Bancorporation, Inc. ("CBI") acquired First American Savings Bank, S.S.B., a Texas savings bank ("First American"), pursuant to an Agreement and Plan of Reorganization between CBI and First American and joined in by Patsy R. Smith, dated November 9, 1995 ("the Agreement").

Under the Agreement, Central Bancorporation of Delaware, Inc., a wholly owned subsidiary of CBI, formed a new bank subsidiary ("New Bank") which was merged with and into First American ("the Merger"). Pursuant to the Merger, the resulting bank acquird all the assets and assumed all of the liabilities of the constituent banks. In connection with the Merger, the shareholders of First American received cash in the amount of $20,093,094 in exchange for their shares of common stock of First American.

The transaction has been accounted for as a purchase with, to the extent possible, the assets and liabilities of First American recorded at fair market value as of the date of the transaction.


Note 2  Pro Forma Adjustments                             (in thousands)
        ---------------------

A)    Adjust investment securities to fair value          $   (71)

B)    Adjust loans receivable to fair value               $(1,000)

C)    Record mortgage serving rights acquired at
      fair value                                          $   700

D)    Record goodwill, which represents the difference
      between the purchase price of $20,093,094 and the
      fair value of net assets acquired                   $ 9,745

E)    Borrowing on revolving line of credit on the date
      of the acquisition                                  $ 9,500

F)    Record a deferred tax liability for the difference
      between fair value and the tax basis of acquired
      assets                                              $  (126)

G)    Record accretion of the discount on loans based on
      the level yield method over the life of the loans
      considering estimated prepayments                   $   160

H)    Record accretion of the discount on investments
      based on the level yield method over the life of
      the investments considering estimated prepayments   $    35

I)    Adjustment to reflect the reduction in earning
      assets resulting from the cash payment for the
      stock of First American                             $(1,082)

J)    Record interest expense on the borrowing on the
      revolving line of credit; the borrowing is
      expected to be outstanding for 60 days              $   130

K)    Record amortization of the recorded value of
      the mortgage servicing rights based on the level
      yield method over the life of such assets
      considering estimated prepayments                   $  (238)

L)    Represents anticipated reductions in staffing       $  (828)

M)    Represents reduction in net occupancy costs to
      be achieved primarily by leasing excess space       $  (170)

N)    Represents savings from eliminating First
      American's outsourced data processing and item
      processing                                          $  (309)

O)    Represents savings from reduction in audit and tax
      services and directors fees                         $   (87)

P)    Adjustment to reflect amortization of estimated
      cost over net assets acquired (15 year life)        $   680

Q)    Adjustment to reflect income tax benefit from
      net results of pro forma adjustments                $  (184)

(c)  Exhibits
- -------------

     The following exhibits are included with this Form 8-K/A in accordance with the provisions of Item 601 of Regulation S-K:

  Exhibits:

     2.01 Agreement and Plan or Reorganization by and between Central Bancorporation, Inc. and First American Savings Bank, S.S.B. and joined in by Patsy R. Smith, dated November 9, 1995(1)

     2.02 Agreement and Plan or Merger between New Bedford Bank, S.S.B. and First American Savings Bank, S.S.B. and joined in by CBI, dated January 23, 1996(1)

___________________________________

    (1) Filed with the Company's current report on Form 8-K for an event dated February 29, 1996 and incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CENTRAL BANCORPORATION, INC.


Dated:  March 29, 1996        /s/ Michael J. Tyler
                              --------------------
                              Michael J Tyler , Senior Vice President and
                              Chief Financial Officer